Exhibit 10.7

                                 AMENDMENT NO. 1
                                       TO
                              AMENDED AND RESTATED
             CATASTROPHE EQUITY SECURITIES ISSUANCE OPTION AGREEMENT

     This Amendment No. 1, dated as of January 25, 2002 (this "Amendment") to the Amended and Restated Catastrophe Equity Securities Issuance Option Agreement, dated as of January 1, 2001 (the "Agreement"), between Trenwick Group Ltd., a Bermuda company ("Trenwick"), on the one hand, and European Reinsurance Company of Zurich, a corporation organized under the laws of Switzerland (the "Option Writer"), on the other hand.

                                    RECITALS

     WHEREAS, Trenwick and Option Writer are parties to the Agreement; and

     WHEREAS, Trenwick and Option Writer desire to amend the Agreement;

     NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, Trenwick and Option Writer agree as follows:

                                    AGREEMENT


A.   Amendment

     1. The definition of "Exercise Date" is amended by deleting such definition and inserting in its place the following definition:

     " "Exercise Date" means the date of purchase and sale of Preferred Shares pursuant to an exercise of the Securities Issuance Option which date shall be specified in the Notice of Exercise and shall be the later of (a) seven
     (7) calendar days (or thirty (30) calendar days if the delivery of a Notice of Exercise does not occur until after March 31, 2002) following the delivery of the Notice of Exercise or (b) ten (10) calendar days following receipt of all regulatory approvals applicable to Trenwick and Option Writer in connection with such purchase and sale of Preferred Shares (including without limitation any necessary approvals by the Bermuda Monetary Authority or Registrar of Companies), provided that the Exercise Date shall not be later than the one hundred eightieth (180th) day after delivery of the Notice of Exercise, or such later date, if any, as may be determined by alternative dispute resolution under Article 8 of this Agreement, which date shall be ten (10) days after the rendering of a final decision under Article 8."

     2. Section 2.3 of the Agreement is amended by deleting the third sentence thereof and inserting in its place the following sentence:

     "Following delivery of a Notice of Exercise in accordance with Section 10.2, Option Writer shall have until the end of the seven (7) calendar day period (or the thirty (30) calendar day period if the delivery of a Notice of Exercise does not occur until after

     March 31, 2002) following delivery of the Notice of Exercise to investigate whether the conditions to exercise of the Securities Issuance Option set forth in Section 5.2 have been satisfied and shall, by the end of such seven (7) (or thirty (30), as applicable) calendar day period, if Option Writer determines that such conditions have not been satisfied, issue a Notice of Objection (as defined below); provided, however, that if the Exercise Date is extended for more than an additional thirty (30) days (beyond the initial seven (7) (or thirty (30), as applicable) day notice period) as described in the Definition of Exercise Date in Article 1 above, Option Writer shall have a period of ten (10) business days to update its investigation, which ten (10) business day period shall commence on the date which is the later of (a) the date that Trenwick certifies to Option Writer that all conditions to exercise of the Securities Issuance Option set forth in Section 5.2 have been satisfied or (b) the thirtieth (30th) day preceding the actual Exercise Date."

     3. Section 2.3 of the Agreement is further amended by deleting the fifth sentence thereof and inserting in its place the following sentence:

     "In the event that Option Writer determines that the conditions for exercise of the Securities Issuance Option have not been met, Option Writer shall deliver a written notice of objection to exercise of the Securities Issuance Option (the "Notice of Objection") to Trenwick within such seven
     (7) (or thirty (30), as applicable) calendar day period or the ten (10) business day update period described above, as applicable."

     4. Section 5.2 of the Agreement is amended by adding as a new paragraph immediately following the existing clause (h) the following sentences:

     "In addition to the foregoing conditions, the right of Trenwick to exercise the Securities Issuance Option (or any increment of the Securities Issuance Option) shall be subject to Trenwick and Option Writer having obtained all consents and approvals necessary for the authorization and issuance of the Preferred Shares, the conversion of the Preferred Shares into Trenwick Common Stock, and the authorization and issuance of such Trenwick Common Stock, of any applicable regulatory body or agency, including without limitation the approval of any applicable insurance regulatory body or agency (whether of Bermuda, the U.S., any state of the U.S., or any other applicable jurisdiction), but excluding any consents or approvals required in connection with the securities filings referenced in Section 6.6. Notwithstanding the foregoing, if (a) any applicable regulatory body shall for any reason decline to approve the conversion of the Preferred Shares and/or the issuance of Trenwick Common Stock pursuant to such conversion, but shall approve the authorization and issuance of the Preferred Shares, or (b) any consent, approval or other matter necessary for conversion of the Preferred Shares into Trenwick Common Stock is of such a nature that it cannot be obtained or achieved until at or about the time of such conversion, then such consent, approval or other matter shall not be a condition to exercise of the Securities Issuance Option."

     5. Section 6.7 of the Agreement is amended by deleting it in the entirety and inserting in its place the following:


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

     "6.7 Regulatory Filings. Trenwick, Option Writer and their respective Affiliates shall cooperate with each other and (a) promptly prepare and file all necessary documentation, (b) effect all necessary applications, notices, petitions, filings and other documents and (c) use their respective reasonable best efforts to obtain all necessary permits, consents, approvals and authorizations of all regulatory bodies or agencies necessary or advisable to consummate the transactions contemplated by this Agreement, including without limitation, the authorization and issuance of the Preferred Shares, the conversion of the Preferred Shares into Trenwick Common Stock, and the authorization and issuance of such Trenwick Common Stock. Each of Trenwick and Option Writer shall have the right to review and approve in advance all characterizations of the information relating to each such party which appear in any filing or submission made by the other party in connection with the transactions contemplated by this Agreement. Trenwick, Option Writer and their respective Affiliates shall consult with each other prior to proposing or entering into any stipulation or agreement with any regulatory body or agency in connection with any permit, consent, approval or authorizations of any regulatory body or agency to be obtained in connection with the transactions contemplated by this Agreement and Trenwick, Option Writer and their respective Affiliates shall not propose or enter into any such stipulation or agreement without the other party's prior written consent, which consent shall not be unreasonably withheld."

     6. The Agreement is amended by adding as a new Section 6.17 immediately following the existing Section 6.16 the following:

     "6.17 Escrow Account. In the event that, following delivery of a Notice of Exercise pursuant to Section 2.3, the applicable notice period set forth in
     Section 2.3 shall have elapsed and all of the conditions to exercise of the Securities Issuance Option set forth in Section 5.2 have been satisfied other than receipt by Option Writer of the regulatory approvals required to be obtained by Option Writer by the last paragraph of Section 5.2, Option Writer shall deposit into an escrow account with a financial institution mutually satisfactory to Option Writer and Trenwick (the "Escrow Account") pursuant to the terms of an escrow agreement in a form mutually agreed upon by Option Writer and Trenwick the aggregate Preferred Share Purchase Price for the Preferred Shares to be issued pursuant to the exercise of the Securities Issuance Option. The proceeds of the Escrow Account shall be solely subject to, and shall be released to Trenwick upon, the satisfaction of the condition set forth in the last paragraph of Section 5.2, which shall be determined jointly by Trenwick and Option Writer in good faith. All interest and fees related to the Escrow Account shall be credited to and deducted from the Escrow Account. Alternatively, the Option Writer may provide Trenwick with a letter of credit from a financial institution reasonably satisfactory to Trenwick and Option Writer in an amount equal to the aggregate Preferred Share Purchase Price, or a portion thereof, with the remaining balance, if any, deposited into the escrow account in cash. All fees and expenses related to such letter of credit shall be borne solely by Option Writer."


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

B.   Miscellaneous Provisions

     1. This Amendment is limited as specified and shall not constitute an amendment, modification, acceptance or waiver of any other provision of the Agreement or any other agreement between Trenwick and Option Writer.

     2. This Amendment and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of Bermuda (without regard to any choice of law or conflict of law rules that would cause the application of any laws or rules of any jurisdiction other than Bermuda).

     3. This Amendment shall become effective on the date (the "Amendment Effective Date") when Trenwick and Option Writer shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of telecopier) the same to the other party.

     4. From and after the Amendment Effective Date, all references in the Agreement (including any exhibit or schedule related thereto) shall be deemed to be references to the Agreement as modified hereby.


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

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered as of the date first above written.



                                   TRENWICK GROUP LTD.


                                   By:  /s/ JAMES F. BILLETT, JR.
                                      ---------------------------------------
                                      Name:  James F. Billett, Jr.
                                      Title: Chairman, President and
                                              Chief Executive Officer



                                   By:  /s/ COLEMAN D. ROSS
                                      ---------------------------------------
                                      Name:  Coleman D. Ross
                                      Title: Executive Vice President and
                                              Chief Financial Officer



                                   EUROPEAN REINSURANCE COMPANY
                                   OF ZURICH


                                   By:  /s/ J. SCOTT BRADLEY
                                      ---------------------------------------
                                      Name:  J. Scott Bradley
                                      Title: Member of Senior Management




                                   By:  /s/ DAVID R. WHITING
                                      ---------------------------------------
                                      Name:  David R. Whiting
                                      Title: Member of Senior Management